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                        EXHIBIT 3.1



                CERTIFICATE OF INCORPORATION
                             OF
                   MAIL-WELL CORPORATION


                          ARTICLE I

     The name of the corporation is Mail-Well Corporation.

                          ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                         ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                          ARTICLE IV

     The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

     The exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                          ARTICLE V

     The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware if any such person is made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.


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                         ARTICLE VI


     A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                         ARTICLE VII

     The number of directors which shall constitute the whole board of directors shall be fixed from time to time by the bylaws of the corporation.

                         ARTICLE VIII

     The name and mailing address of the person who is to serve as the initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successors are elected and qualified, are set forth below:

     Name                  Address
     ----                  -------

     William C. Oehmig     Eight Greenway Plaza, Suite 702
                           Houston, Texas 77046

                            ARTICLE IX

     The name and mailing address of the incorporator are as follows:

     Name                  Address
     ----                  -------

     Michael L. Friedman   711 Louisiana St, Suite 2900
                           South Tower Pennzoil Place
                           Houston, Texas 77002

                          ARTICLE X

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter or repeal the bylaws of the corporation.

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                          ARTICLE XI

   Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

   Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in the bylaws. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                         ARTICLE XII

   The corporation may amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and may add additional provisions authorized by such laws as are then in force. All rights conferred upon the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

   I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of November, 1993.


                                          /s/ Michael L. Friedman
                                          -------------------------------
                                          Michael L. Friedman

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